Exhibit 5.l
                                  LAW OFFICES
                      WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                        TWELFTH FLOOR PACKARD BUILDING
                     S.E. CORNER 15TH AND CHESTNUT STREETS
                         PHILADELPHIA, PA  19102-2678
                                (215) 977-2000
                         FACSIMILE:  (215) 977-2334

October 14, 1996

Liberty Property Trust
65 Valley Stream Parkway
Suite 100
Malvern, PA 19355

Re:  Registration Statement on Form S-3

Gentlemen:

     As counsel for Liberty Property Trust, a Maryland real estate investment trust (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offering from time to time of up to 1,000,000 Common Shares of Beneficial Interest, $0.001 par value (the "Common Shares") of the Company pursuant to the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan").

     In connection therewith, we have examined the originals or copies, certi-fied or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

     As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     In rendering this opinion, we have relied on the opinion of Weinberg & Green LLC, attached to the Registration Statement as Exhibit 5.2. We have assumed in rendering this opinion that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Common Shares.

     Based upon the foregoing, it is our opinion that:

     When and if the Common Shares are issued and sold by the Company in accordance with the Plan, such Common Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Opinions" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations thereunder.

                              Very truly yours,

                              WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                              Wolf, Block, Schorr and Solis-Cohen